 Exhibit 10.32

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this "Agreement'') is made as of the ____day of February, 2014 (effective date) by and among TROY HOLDINGS INTERNATIONAL, INC., an Ontario Canada corporation (the “Seller"), and TELECORP PRODUCTS. INC., a Michigan corporation. (herein referred to as the "Company"), and Troy Inc. (“Shareholder") (as to Sections 8.01 and 8.02 only), and EPAZZ. INC., an Illinois corporation or its nominee (herein referred to as “Purchaser "). each sometimes referred to herein as a ”Party“ and collectively the “Parties."

RECITALS

1. The Seller is the sole shareholder of the Company and as such owns 1,400 shares of the no par value common stock of the Company (the "Shares"), representing all of the issued and outstanding securities of the Company.

2. The Seller desires to sell, assign, transfer unto Purchaser all of the right, title and interest in and to the Shares on the terms and subject to the satisfaction of all of the conditions set forth herein (the “Transaction").

NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and Purchaser do hereby agree as follows:

ARTICLE I

SALE AND TRANSFER OF SHARES; CLOSING

Section 1.01 INCORPORATION OF RECITALS

The recitals set out in the above paragraph are hereby restated and specifically incorporated into this Agreement.

Section 1.02 SALE

Upon the terms and subject to the conditions of this Agreement, Seller shall sell, assign, transfer and set over to the Purchaser and Purchaser will purchase. all of the right, title and interest of the Seller in and to the Shares, free and clear of all liens and claims.

Section 1.03 PURCHASE PRICE

The purchase price (“Purchase Price") for the Shares shall be Three Hundred Twenty Thousand Dollars (US $320,000.00) and shall be payable to Seller, as follows:

a.	Forthwith after the full execution of this Agreement and in any event, prior to any site visit as contemplated in paragraph 4.01 herein, Purchaser shall deposit the sum of Twenty-Five Thousand Dollars (US $25,000.00) to be held by the attorney for Seller "In Trust," subject to the terms of this Agreement. At Closing, the Deposit will be a credit to Purchaser against the Purchase Price.

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b.	At Closing. Purchaser shall make a payment of One Hundred Seventy-Five Thousand Dollars (US $175,000.00) (exclusive of the Deposit) to Seller.
c.	At Closing. Purchaser shall further deliver to Seller an executed promissory note in the amount of One Hundred Twenty Thousand Dollars (US $120,000.00) which promissory note shall provide for six (6) equal monthly payments commencing thirty (30) days after Closing in the form attached hereto as Schedule A (the -Promissory Note").
d.	The Promissory Note shall provide for no interest (except upon default, in which case the interest rate shall be 10% p.a.) and contain a right of setoff. The Promissory Note shall be secured by a subordinate pledge of the Shares (subordinate only to the line of credit with the Bank of the Company from time to time).

The Purchase Price shall be subject to adjustment based on any decrease in the Working Capital (as that term is hereinafter defined) of the Company between September 30, 2013 and the Closing Date. The September 30, 2013 Balance Sheet is annexed hereto as Schedule B. Prior to Closing, Seller's accountants shall prepare an update of the Balance Sheet, as of the close of business on the day prior to Closing (the "Closing Balance Sheet"). Working Capital shall mean, for the purposes of the Transaction, the difference between the value of the Company's assets as shown on the Balance Sheet. and the value of the Company's liabilities, as shown on the Balance Sheet. The Closing Date Working Capital shall mean the value of the Company's assets as shown on the Closing Date Balance Sheet less the value of the Company's liabilities, as shown on the Closing Date Balance Sheet. The Working Capital Adjustment shall mean, a dollar for dollar decrease in the Purchase Price in the event that the Closing Date Working Capital shall be less than the Working Capital. Any such decrease shall be deducted from the payments under the Promissory Note.

Section 1.04 CLOSING

The completion of the Transaction will take place on or prior to February 28, 2014, or at the option of Purchaser, three (3) business days following the expiry or waiver of the Due Diligence Period (as hereinafter defined). with no Notice of Disapproval (as hereinafter defined) having been issued by the Purchaser or at such other time, date or place as the Seller and Purchaser may otherwise agree in writing (hereinafter the "Closing" or "Closing Date”).

Section 1.05 CLOSING OBLIGATIONS

At Closing, Seller will deliver to Purchaser (a) the certificate(s) representing the Shares. duly endorsed or accompanied by stock powers duly endorsed and (b) any and all other documentation necessary to effect the sale and transfer of the Shares to the Purchaser. At Closing, the Purchaser will deliver to Seller the cash consideration (by way of bank draft or wire transfer) in accordance with Section 1.03, the Promissory Note, the Security Agreement, and any other documentation reasonably necessary to carry out the purposes and intent of this Agreement.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLER AND THE COMPANY

The Seller hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date. as follows:

Section 2.01 ORGANIZATION AND GOOD STANDING

a.	The Company is a Michigan corporation duly organized, existing and in good standing under the laws of the State of Michigan. The Company has all requisite power and authority, corporate or otherwise, to conduct its business as it is now being conducted, to own and operate their assets and to perform all of its obligations under applicable contracts.
b.	Seller shall deliver to Purchaser copies of the Organizational Documents of the Company. as currently in effect. during the Due Diligence Period.
c.	Seller is an Ontario Canada corporation. duly organized, existing and in good standing under the laws of Ontario Canada.

Section 2.02 CAPITALIZATION/COMMON STOCK AND OWNERSHIP

There are Five Thousand (5,000) shares of common stock authorized and One Thousand Four Hundred (1,400) shares of issued common stock (the "Shares") of the Company, which Shares are solely held by Seller. All of the Shares have been duly authorized and validly issued and constitute all of the capital stock of the Company. The Shares transferred by the Seller to Purchaser will be free and clear of liens. The Seller has full legal right to sell, assign and transfer the Shares to Purchaser and will deliver to Purchaser certificates representing the Shares, transfer good and indefeasible title to the Shares to Purchaser, free and clear of liens. There are no outstanding or authorized subscriptions, options, warrants, calls, rights or other similar contracts, including rights of conversion or exchange under any outstanding debt or equity security or other contract, to which any of the capital stock of the Company will he subject or obligating the Seller and/or the Company to issue, deliver or sell, or cause to be issued, delivered or sold. any other shares of capital stock of the Company or any other debt or equity securities convertible into or evidencing the right to subscribe for any such shares of capital stock or obligating the Seller and/or the Company to grant, extend or enter into any such contract. There are no voting trusts, proxies or other contracts to which Seller and/or the Company is a party or is bound with respect to the voting of any shares of capital stock of the Company.

Section 2.03 AUTHORITY

The Seller. the Shareholders and the Company have the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Seller and the Shareholders, enforceable against Seller and the Shareholders in accordance with its terms.

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Section 2.04 NO CONFLICT

The execution and delivery by the Seller of this Agreement and the consummation of the transaction contemplated herein, does not and shall not directly or indirectly (with or without the lapse of time or the giving of notice or otherwise):

a.	contravene. conflict with, or result in a violation of. any law or give any governmental body or other person the right to challenge any of the transactions contemplated herein or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or Seller, or any of the assets owned or used by the Company, may be subject;
b.	contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any governmental body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any governmental authorization or any writ, injunction, order, judgment or decree of any governmental authority or any contract that is held by the Company or that otherwise relates to the business of. or any of the assets owned or used by, the Company;
c.	cause Purchaser or the Company (after Closing) to become subject to. or to become liable for the payment of any taxes for the period prior to the Closing;
d.	cause any of the assets owned by the Company to be reassessed or revalued by any taxing authority or other governmental body; or
e.	contravene, conflict with. or result in a violation or breach of any provision of, or give any person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any contract.

Section 2.05 CONSENTS AND APPROVALS

No governmental approvals, notifications, filings or registrations to or with any governmental authority or any other person is or will be necessary for the valid execution and delivery by Seller or Company of this Agreement (including the Closing Documents for the consummation of the transactions contemplated herein), or the enforceability hereof.

Section 2.06 LIABILITIES

A true and correct itemization of all of Seller's liabilities, including without limitation, all amounts to be owed to employees in respect of their employment prior to the Closing Date (including without limitation, accrued vacation pay) is set forth in Schedule D. The Purchaser shall be responsible to disclose liabilities, at Closing not to exceed a total of $50,000.00 (the "Liability Limit"); (inclusive of all tax liabilities whether federal (U.S. or Canada), state or local), whether or not reflected in the Closing Balance Sheet of the Company, shall be the responsibility of the Seller. If the total liabilities of the Company exceed $50,000, the Purchaser shall forthwith provide documents evidencing such liabilities in excess of the Liability Limit (the "Excess Liabilities" or individually, an "Excess Liability") to the Seller who shall have the opportunity to settle or challenge each Excess Liability, failing which the Purchaser shall be entitled to deduct the amount of the Excess Liabilities from payments otherwise due to the Seller under the Promissory Note described in paragraph 1.03 d. herein unless the Seller has settled and paid the same. Further, the parties agree that all debt owed by the Company to either the Seller. its shareholder, or any affiliates of any of the foregoing shall be released (whether paid or forgiven). at or prior to Closing. Seller agrees to provide documentation to Purchaser, in form reasonably acceptable to Purchaser, evidencing such release. For the purposes of this Agreement, "deferred revenues" shall not he considered to be liabilities of the Company and shall not be included in the 'Liability Limit' calculations. Seller shall hold harmless Purchaser against liabilities over the Excess Liabilities, including without limitation, all costs, expenses and attorneys' fees associated therewith.

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Section 2.07 TAXES

The Company has filed or will cause to be filed all tax returns that were required to be filed by or with respect to them, pursuant to legal requirements, including without limitation, United States Federal income tax withholding tax. and any State of Michigan taxes and shall indemnify the Purchaser against all such liabilities for the time period through the date of Closing except such obligations not yet due and payable for which appropriate provision shall have been made by payment into escrow, held by Seller's attorney, for such amounts as set forth for such taxes in the Closing Balance Sheet. Any liability in excess of the escrowed amount shall remain the responsibility of Seller.

Section 2.08 RESIGNATION OF OFFICERS/DIRECTORS

The Seller shall cause the resignation of all of the Officers/Directors of the Company executing and delivering the requisite documentation necessary to affect said resignation at Closing. Furthermore. the Seller agrees to assist the Purchaser with the change in the authorized signatories on the bank accounts of the Company and any other procedures necessary to affect the transfer of the rights associated with the operations of the Company from the Seller to the Purchaser as is reasonably requested of Seller.

Section 2.09 FINDERS/BROKERS

The parties acknowledge that the Seller has retained the services of a Broker. who shall be compensated by the Seller upon the completion of the transaction (the "Seller's Broker"). Except for the Seller's Broker, no other broker, finder or financial advisor has acted for Seller in connection with this Agreement or the transactions contemplated hereby or thereby, and no other broker, Finder or financial advisor is entitled to any broker's, finder's or financial advisor's fee or other commission in respect thereof based in any way on any contract with Seller, and Seller agrees to indemnify, defend and hold Purchaser harmless from and against all claims, demands, actions, liabilities, damages, costs and expenses (including reasonable attorneys' fees) arising from a claim for a fee or commission made by any broker, finder or financial advisor claiming to have acted by or on behalf of Seller in connection with this Agreement.

Section 2.10 LITIGATION

Except as set forth on Exhibit C attached hereto and incorporated herein, there are no claims pending or, to the knowledge of the Seller and the Company, threatened against or affecting the Company or any of its assets, liabilities and properties before or by any governmental authority or any other person. The Seller and the Company have no knowledge of any claim, which alone or in the aggregate: (a) could reasonably be expected to result in any liability with respect to the Company; or (b) seeks to restrain or enjoin the execution and delivery of this Agreement or the consummation of any of the transactions contemplated hereby or thereby. There are no judgments or outstanding orders, injunctions, decrees, stipulations or awards against either of the Company or any of their assets and properties.

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Section 2.11 DISCLOSURE

The schedules. documents, exhibits, reports, certificates and other written statements and information furnished by or on behalf of Seller and/or the Company to the Purchaser do not contain any material misstatement of fact or omit to state a material fact necessary in order to make the statements contained therein, not misleading. To the best of their knowledge and belief, without having conducted any independent inquiry, Seller and the Company have not withheld any fact known to them which has or is reasonably likely to have a material adverse effect with respect to the Company, this Agreement or the transactions contemplated herein.

Section 2.12 OWNERSHIP

The Seller represents and warrants that Seller owns all of the Shares that are subject to this Agreement. which Shares represent all of the outstanding securities of the Company.

Section 2.13 LABOR AND EMPLOYMENT AGREEMENTS AND EMPLOYEE BENEFIT PLANS

a.	The Company is not a party to any collective bargaining agreement and other labor agreement or employment agreement or any ERISA or NON-ERISA Plans, except as set forth on Exhibit D.
b.	All obligations of the Company (whether arising by operation of law. by contract, by past custom or otherwise). for salaries, vacation and holiday pay, sick pay, bonuses and other forms of compensation payable to the officers. directors or other employees of the Company in respect of the services rendered to the Company have been paid through the date of Closing.

Section 2.14 THE MINUTE BOOK

The minute books and other similar records of the Company will be delivered to Purchaser during the Due Diligence Period and contain a true and complete record of all action taken at all meetings and by all written consents in lieu of meetings of the shareholders, the boards of directors and committees of the boards of directors of the Company. The stock transfer ledgers and other similar records of the Company will be delivered to Purchaser during the Due Diligence Period and accurately reflect all record transfers prior to the execution of this Agreement in the capital stock of the Company.

Section 2.15 BANK ACCOUNTS

The list of bank accounts of the Company will be delivered to Purchaser during the Due Diligence Period and contain an accurate and complete list of (i) the names and addresses of each bank in which the Company has an account; (ii) the account numbers of such accounts; and (iii) the authorized signatories and amounts for such accounts.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PURCHASER

The Purchaser hereby represents and warrants to the Seller, as of the date hereof and as of the Closing, as follows:

Section 3.01 ORGANIZATION AND GOOD STANDING

The Purchaser is an Illinois corporation duly organized. existing and in good standing under the laws of the State of Illinois.

Section 3.02 AUTHORITY

The Purchaser has the absolute and unrestricted right, power, authority and capacity to acquire the Company and execute and deliver this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against Purchaser in accordance with its terms. The Purchaser has duly executed and delivered this Agreement.

Section 3.03 NO CONFLICT

The execution and delivery by Purchaser of this Agreement and the consummation of the transaction contemplated herein does not and shall not, by the lapse of time, the giving of notice or otherwise in any way constitute a violation of any law or a breach of any document binding on the Purchaser.

Section 3.04 CONSENTS AND APPROVALS

No governmental approvals, notifications, filings or registrations to or with any governmental authority or any other person is or will be necessary for the valid execution and delivery by Seller or Company of this Agreement, including the closing documents for the consummation of the transactions contemplated herein. or the enforceability hereof other than those which have been obtained or made and arc in full force and effect.

ARTICLE IV

CONTINGENCIES

Section 4.01 DUE DILIGENCE

This Agreement and the Purchaser's obligation to close. are contingent upon the Purchaser's approval of the condition of the Company on or prior to the date that is five (5) days after the full execution hereof unless sooner waived by Purchaser (the "Due Diligence Period"). During the Due Diligence Period. Purchaser shall have the right to inspect the Company and to conduct such investigations of the Company and its business operations, as may be necessary, at its sole cost and expense during normal business hours in cooperation with one or representative(s) of the Seller and acting reasonably. Without limitation of the foregoing, Purchaser or Purchaser's accountants or both may review the financial data of Seller reasonably requested by Purchaser, and all contracts of the Company. If Purchaser does not approve the condition of the Company, Purchaser shall give Seller a notice of disapproval (the 'Notice of Disapproval-) before expiration of the Due Diligence Period, in which event this Agreement shall be deemed terminated and null and void and the Purchaser's deposit shall be returned to it without interest or deduction. If no Notice of Disapproval shall have been received by the Seller or otherwise by the Seller's attorney by the close of business on the final day of the Due Diligence Period, the Purchaser shall be deemed to have accepted the condition of the Company in every respect and this Agreement shall become final and binding on the Parties in accordance with its terms.

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ARTICLE V

COVENANTS

Section 5.01 FURTHER ASSURANCES

The Parties agree that from time to time. whether before, at or after the Closing, each of them will take such other action as reasonably necessary to

a.	furnish, upon request to each other. such information as either may reasonably request:
b.	execute, acknowledge and deliver such contracts, deeds, or other documents as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Agreement; or
c.	to effect or evidence the transfer to the Purchaser of the Shares held by or in the name of the Seller.

Section 5.02 CONDUCT OF BUSINESS

The Seller and the Company, except as otherwise specifically set forth herein, from the date of execution of this Agreement to immediately prior to the Closing or earlier termination of this Agreement, shall (a) not take or perform any act or refrain from performing any act which would have resulted in a breach of the representations and warranties set forth in Article II; (b) not enter into any agreement, or extend an existing agreement that will survive after the Closing, outside the ordinary course of business; (c) not sell, pledge, lease, license or otherwise transfer any assets or properties, including without limiting the foregoing, all of the telephone and fax numbers, domain names and intellectual property of the Company: (d) not incur any liabilities, pledge, sell or dispose of any asset outside of the ordinary course of business with a value greater than $5.000.00 (excluding accounts receivable, reoccurring trade payables, monthly rent for the business premises. and inventory in the normal course of business); (e) not make any payments or distributions of assets or properties to Seller or its shareholder, or the Company, except as may be necessary to make any nonmaterial adjustment to the Company's pre-Closing Working Capital; and (f) conduct their business only in the ordinary course. and shall not have paid any bonus or salaries other than which were paid in the ordinary course and approved prior to the parties' execution of this Agreement.

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Section 5.03 PUBLIC ANNOUNCEMENTS

Except as required by law, without the prior written approval of the other party, neither Party will issue, or permit any agent or affiliate thereof to issue, any press release or otherwise make or permit any agent or affiliate thereof to make, any public statement or announcement with respect to this Agreement or the transactions contemplated herein.

Section 5.04 CONSULTING Intentionally Deleted.

ARTICLE VI

CONDITIONS

Section 6.01 CONDITIONS TO OBLIGATIONS OF EACH OF THE PARTIES

The respective obligations of each party to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of the following conditions:

a.	no preliminary or permanent injunction or other order, decree or ruling which prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect;
b.	no claim shall have been asserted, threatened or commenced and no law shall have been enacted, promulgated or issued which would reasonably be expected to
(i)	prohibit the purchase of, payment for or retention of the Shares by Purchaser or the consummation of the transactions contemplated by this Agreement or
(ii)	make the consummation of any such transactions illegal; and
c.	all approvals, if any, legally required for the consummation of the transactions contemplated by this Agreement shall have been obtained and be in full force and effect at the Closing.

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Section 6.02 CONDITIONS PRECEDENT TO SELLER OBLIGATIONS TO CLOSE

The obligations of Seller to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions, except as Seller may waive in writing:

a.	Purchaser shall have complied with and performed in all material respects all of the terms, covenants, agreements and conditions contained in this Agreement which are required to be complied with and performed on or prior to Closing; and
b.	the representations and warranties of Purchaser in this Agreement shall have been true and correct on the date hereof and such representations and warranties shall be true and correct on and at the Closing (except those, if any, expressly stated to be true and correct at an earlier date), with the same force and effect as though such representations and warranties had been made on and at the Closing.

Section 6.03 CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

The obligations of Purchaser to consummate the transactions contemplated herein shall be subject to the fulfillment at or prior to Closing of the following additional conditions, except as Purchaser may waive in writing:

a.	the Seller and the Company shall have complied with and performed in all material respects all of the terms, covenants, agreements and conditions contained in this Agreement which are required to be complied with and performed on or prior to Closing; and
b.	the representations and warranties of Seller and the Company in this Agreement shall have been true and correct on the date hereof and such representations and warranties shall be true and correct on and at the Closing (except those, if any, expressly stated to be true and correct at an earlier date), with the same force and effect as though such representations and warranties had been made on and at the Closing.

Section 6.04 EXISTING BUSINESS PREMISES AND EMPLOYEES

The Purchaser may move the business of the Company to Chicago, Illinois on or after the Closing. The Purchaser shall have responsibility for the Company's existing business premises, located at 2000 E. Oakley Park Road. Suite #101, (the "Premises") for the period from the day after the Closing to March 31, 2014, being the last day of the existing lease, or thereafter if Purchaser shall fail to vacate the Premises in a timely fashion. Purchaser shall discharge any and all remaining obligations that the Company may have to its landlord or otherwise arising under its lease with the landlord, and any and all costs associated with terminating such lease shall be paid by Purchaser. Seller shall be responsible for all payroll costs through and including the date of Closing.

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ARTICLE VII

INDEMNIFICATION

Section 7.01 INDEMNIFICATION OF SELLER

Subject to the terms and conditions of this Article 7 and subject to paragraph 6.04 herein, Purchaser agrees to indemnify, defend and hold harmless Seller. from and against any and all claims, liabilities and losses, including without limitation, reasonable attorney's fees, which may be imposed on, incurred by or asserted against, arising out of or resulting from. directly or indirectly:

a.	the material inaccuracy of any representation or breach of any covenant or warranty of Purchaser contained in or made pursuant to this Agreement which was not disclosed to Seller in writing prior to the Closing; provided that no such notification shall be deemed to waive or abrogate any right of Seller with respect to conditions to Closing in Section 6.01;
b.	the breach of any covenant or agreement of Purchaser contained in this Agreement; or
c.	any claim to fees or costs for alleged services by a broker, agent, finder or other person claiming to act in a similar capacity at the request of Purchaser in connection with this Agreement; provided, however, that Purchaser shall not be liable for any portion of any claims, liabilities or losses resulting from a material breach by Seller. of any of its obligations under this Agreement or from Seller's negligence, fraud or willful misconduct.

Section 7.02 INDEMNIFICATION OF PURCHASER

Subject to the terms and conditions of this Article 7, from and after the Closing, Seller agrees to indemnify, defend and hold harmless the Purchaser from and against any and all claims, liabilities and losses, including without limitation, reasonable attorney's fees, which may be imposed on, incurred by or asserted against any Purchaser arising out of or resulting from, directly or indirectly:

a.	the material inaccuracy of any representation or breach of any covenant or warranty of the Seller or the Company contained in or made pursuant to this Agreement which was not disclosed to Purchaser in writing prior to the Closing: provided that no such notification shall be deemed to waive or abrogate any right of Purchaser with respect to conditions to Closing in Section 6.02:
b.	the breach of any covenant or agreement of Seller or the Company contained in this Agreement:
c.	the conduct of the business of the Company prior to the Closing except for liabilities of the Company in the normal course not to exceed $50.000.00. For the purpose of this transaction "deferred revenue' will not be considered as liability: or
d.	any claim to fees or costs for alleged services rendered by a broker, agent, finder or other person claiming to act in a similar capacity at the request of the Seller in connection with this Agreement; provided, however, that Seller and the Company shall not be liable for any portion of any claims, liabilities or losses resulting from a material breach by Purchaser of its obligations under this Agreement or from Purchaser's negligence, fraud or willful misconduct.

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ARTICLE VIII

RESTRICTIVE COVENANTS

Section 8.01 NONDISCLOSURE OF PROPRIETARY PROPERTY

As a material part of the consideration given and received by the parties:

a.	Seller and Shareholder, jointly and severally among Seller and Shareholder and by and between Shareholders, acknowledge and agree that in the course of ownership of the Company that Seller and Shareholder have acquired and/or the Company has and will continue to provide both Seller and Shareholder with, or access to information regarding the business, procedures, activities and services of the Company, including but not limited to, memorandum, files, forms, techniques, methods and procedures, programs, customer accounts and customer lists, supplier lists, costs and prices of the Company, and customer needs, requirements and business affairs (hereinafter referred to collectively as the -Proprietary Property-) as is necessary or desirable to assist him in his activities on behalf of the Company.
b.	Seller and Shareholder hereby acknowledge that the Proprietary Property is the sole and exclusive property of the Company that the Proprietary Property is a valuable, special and unique asset of the business of the Company, developed at considerable expense to the Company. and is not available to the public at large or other persons engaging in businesses which are the same as or similar to the business of the Company.
c.	Seller and Shareholder covenant and agree that each shall not for a period of one (1) year, communicate or divulge to, or use for the benefit of itself or any other person, firm, association or corporation, any information in any way relating to the Proprietary Property, in competition with the business of the Company.

Section 8.02 COVENANT NOT TO COMPETE

As a material part of the consideration given and received by the parties:

a.	Seller and Shareholder, jointly and severally among Seller and Shareholder and by and between Shareholders, expressly covenant and agree that for a period of one (1) year, Seller will not engage in any business or perform any service, directly or indirectly. in competition with the business of the Company, or have any interest, whether as proprietor, partner, employee, stockholder, principal, agent, consultant, director, officer, or in any other capacity or manner whatsoever, in any enterprise that shall engage in the business of the Company, except through publicly-traded shares of a mutual fund and major stock exchange.

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b.	In furtherance of the foregoing and not in limitation thereof. Seller and Shareholder agree that for a period of one (I) year, Seller and Shareholder shall not (aa) directly or indirectly, solicit or service in any way. on behalf of itself or on behalf of or in conjunction with others, any customers, or prospective customers who have been solicited or serviced by the Company; (bb) directly or indirectly take any action which may induce any customer or divert any business from the Company; or (cc) directly or indirectly, for himself or any enterprise engaged in competition with the Company, solicit for employment or employ any employee who is then employed by the Company or who has been employed by the Company within one (1) year prior to the termination of his employment.
c.	The covenants on the part of Seller and Shareholder contained in this Article 8 shall be construed as an agreement independent of any other provision in this Agreement. The existence of any claim or cause of action of Seller and/or Shareholders against the Company, whether predicated on this Agreement or otherwise shall not constitute a defense to the enforcement of this Article 8.
d.
(i)	Seller and Shareholder understand that the provisions of Article 8 contain restrictive covenants and prohibit the disclosure of the Proprietary Property of the Company, agree to the reasonability of said provisions, and do herewith expressly agree and acknowledge that their breach of this Agreement will not be adequately compensated by money damages. Seller and Shareholder acknowledge that the restrictions contained in this Agreement are a reasonable and necessary protection of the legitimate interests of the Company and that any violation of these restrictions would cause substantial irreparable injury to the Company. Seller and Shareholder acknowledge that Purchaser would not have entered into this Agreement without receiving the consideration offered by Seller and Shareholder in binding itself to these restrictions.
(ii)	Seller and Shareholder expressly agree that in the event of any suit which may be brought by the Company for any violation of the provisions of Article 8. any such breach or threatened breach of Article 8 shall entitle the Company to any and/or of the following remedies:
(aa)	an order in any such suit enjoining Seller and Shareholder from violating said provisions. An order to that effect may be entered at any stage of such litigation. without the requirement to post bond, and any application for such injunction shall be without prejudice to any other right of action which may accrue to the parties by reason of the breach or threatened breach of this Agreement; and

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(bb)	an order in any such suit providing for monetary damages.
(iii)	The remedies contained in this Article 8 are cumulative and not exclusive. Nothing contained in this Agreement shall constitute a waiver by the parties. nor shall the parties be precluded from availing themselves of any of the rights and remedies available to them in law or in equity.
(iv)	If any portion or portions of the covenants contained herein shall be, for any reason. held invalid or unenforceable or deemed to be too excessive and, therefore unenforceable, such portion or portions of the covenant shall be reinterpreted by the court who shall have made such determination to requalify the limitations provided therein so as to make the covenant enforceable, so long as to make the covenant enforceable, so long as the modifications to be made therein will not substantially defeat the original purposes of the parties hereto and the parties hereto agree to be bound by such reinterpretation.

ARTICLE IX

GENERAL PROVISIONS

Section 9.01 NOTICES

All notices, consents, waivers, requests and other communications under this Agreement must be in writing to:

(i) SELLER:	Troy Holdings International, Inc.

Attn: Scott MacCannell, President

           Ana Misra. Vice President

204-11 Cidermill Avenue

Vaughan. Ontario, L4K 4B6. Canada

E-mail: smaccannellrii;tro‘ine.ca amisraittrovinc.ca

(ii) WITH A COPY TO:	Mark G. Baker, LL.M. Baker & Company, Banisters and Solicitors, 3300-130 Adelaide St. West Toronto, ON Canada, M5H3P5 Fax Number: (416) 366-3992 Email: mbakerObakerlawyers.com

(iii) PURCHASER:	Epazz, Inc. Attn: Shaun Passley

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:	205 W. Wacker Dr. Suite 1320 Chicago, Illinois 60606 Fax Number: (312) 873-4283 E-mail: shaun@epazz.net

(iv) WITH A COPY TO	Daniel M. Loewenstein Evans, Loewenstein. Shimanovsky & Moscardini. Ltd. 130 South Jefferson Street, Suite 350 Chicago, Illinois 60661 Fax Number: (312) 466-0819 E-mail: dloewenstein4ielsm.com or at such other address or number as shall be designated by either of the parties in a notice to the other party given in accordance with this Section 9.01. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given:

a.	in the case of a notice sent by regular or registered or certified mail, three business days after it is duly deposited in the mails;
b.	in the case of a notice delivered by hand, when personally delivered;
c.	in the case of a notice sent by facsimile. upon transmission subject to telephone confirmation of receipt; and
d.	in the case of a notice sent by overnight mail or overnight courier service, the next business day after such notice is mailed or delivered to such courier, in each case given or addressed as aforesaid.

Section 9.02 BENEFIT AND BURDEN

This Agreement shall inure to the benefit of. and shall be binding upon. the parties hereto and their successors and permitted assigns.

Section 9.03 NO THIRD PARTY RIGHTS

Nothing in this Agreement shall be deemed to create any right in any creditor or other person not a party hereto (other than the Purchaser Indemnified Persons) and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third party (other than the Purchaser Indemnified Persons).

Section 9.04 AMENDMENTS AND WAIVER

No amendment, modification, restatement or supplement of this Agreement shall be valid unless the same is in writing and signed by the parties hereto. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party against whom that waiver is sought to be enforced.

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Section 9.05 ASSIGNMENTS

Purchaser may assign any of its rights, interests and obligations under this Agreement with the prior written consent and approval of the Seller.

Section 9.06 COUNTERPARTS

This Agreement may be executed in counterparts and by the different parties in separate counterparts. each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same agreement.

Section 9.07 CAPTIONS AND HEADINGS

The captions and headings contained in this Agreement are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof if any question of intent should arise.

Section 9.08 CONSTRUCTION

The parties acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the parties hereto.

Section 9.09 SEVERABILITY

Should any clause, sentence, paragraph. subsection. Section or Article of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement. and the parties agree that the part or parts of this Agreement so held to be invalid. unenforceable or void will be deemed to have been stricken by the parties, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

Section 9.10 EFFECT OF FACSIMILE AND PHOTOCOPIED SIGNATURES

This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. A copy of this Agreement signed by one party and faxed to another party shall be deemed to have been executed and delivered by the signing party as though an original. A photocopy of this Agreement shall be effective as an original for all purposes.

Section 9.11 REMEDIES

The parties agree that the covenants and obligations contained in this Agreement relate to special, unique and extraordinary matters and that a violation of any of the terms would cause irreparable injury in an amount which would be impossible to estimate or determine and for which any remedy at law would be inadequate. As such, the parties agree that if either party fails or refuses to fulfill any of its obligations under this Agreement or to make any payment or deliver any instrument required then the other party shall have the remedy of specific performance. which remedy shall be cumulative and nonexclusive and shall be in addition to any other rights and remedies otherwise available under any' other contract or at law or in equity and to which such party might be entitled including but not limited to breach of contract and or breach of promissory note.

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Section 9.12 TIME OF ESSENCE

The parties agree that with regard to all dates and time periods set forth in this Agreement, time is of the essence.

Section 9.13 GOVERNING LAW

This agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Illinois. without giving effect to the conflict of law principles thereof.

Section 9.14 JURISDICTION/VENUE

Each of the parties hereby:

a.	irrevocably submits to the personal jurisdiction of any Illinois court, over any claim arising out of or relating to this Agreement and irrevocably agrees that any and all such claims may be heard and determined in such Illinois court, in and for Cook County, and
b.	irrevocably waives, to the fullest extent permitted by applicable law, any objection it may now or hereafter have to the venue in any proceeding being brought in a court in the Circuit Court of Cook County, Illinois.

Section 9.15 PREVAILING PARTY COSTS

If any party commences an action against another party to enforce any of the terms, covenants, conditions or provisions of this Agreement, or because of a breach by a party of its obligations under this Agreement, the prevailing party in any such action shall be entitled to recover its losses, including reasonable attorneys' fees, costs and interest incurred in connection with the enforcement of this agreement.

Section 9.16 ENTIRE AGREEMENT

This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the parties with respect to the transactions contemplated hereby and thereby, and supersedes all prior agreements, arrangements and understandings between the parties, whether written, oral or otherwise.

[Remainder of page left intentionally blank. Signature pace follows.]

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

“SELLER”	“COMPANY”

TROY HOLDINGS INTERNATIONAL, INC.	TELECORP PRODUCTS, INC.

By: /s/ Scott MacCannell	By: /s/ Scott MacCannell
SCOTT MACCANNELL	SCOTT MACCANNELL
Its: President	Its: Director

By: /s/ Ana Misra	By: /s/ Ana Misra
Ana Misra	Ana Misra
Its: VP Finance	Its: Director

‘PURCHASER”

EPAZZ, INC.

By: /s/ Shaun Passley
Shaun Passley
Its: Chief Executive Officder